UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

HARTMAN vREIT XXI, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-185336	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. x

Item 1.01   Entry into a Material Definitive Agreement.

On October 31, 2018, Hartman vREIT XXI Operating Partnership L.P. (“vREIT XXI L.P.”), the operating partnership of Hartman vREIT XXI, Inc. (the “Company”), entered into an Agreement for Purchase and Sale (the “Purchase Agreement”), with Cotter & Sons, Inc. for the acquisition of a 73,713 square foot, 6 story, multi-tenant, office property located in Houston, Texas.  The property is commonly referred to as the 11211 Katy Freeway.  The aggregate purchase price for the 11211 Katy Freeway building is $5,100,000, exclusive of closing costs and transaction fees.  The Company intends to finance the acquisition of the 11211 Katy Freeway building with proceeds from its public offering and financing secured by the property.

As of October 31, 2018, the 11211 Katy Freeway building is 61% occupied by 39 tenants.

The anticipated closing date of the acquisition is December 17, 2018.  The acquisition of the 11211 Katy Freeway building is subject to customary conditions to closing, including the absence of a material adverse change to the 11211 Katy Freeway building prior to the acquisition date.  There is no assurance that the Company will close the acquisition of the 11211 Katy Freeway building on the terms described above or at all.

The material items of the agreement described herein are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Agreement for Purchase and Sale dated October 31, 2018 by and between Cotter & Sons, Inc. and Hartman vREIT XXI Operating Partnership, LP

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN vREIT XXI, Inc.
(Registrant)
Date: November 14, 2018	By:	/s/ Louis T. Fox, III

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EXHIBIT INDEX

Exhibit	Description
10.1	Agreement for Purchase and Sale dated October 31, 2018 by and between Cotter & Sons, Inc. and Hartman vREIT XXI Operating Partnership, LP